Exhibit 99.1

STOCK OPTION CANCELLATION AGREEMENT

This STOCK OPTION CANCELLATION AGREEMENT (this “Agreement”) is dated as of April __, 2014 (the “Effective Date”) and is entered into by Ener-Core, Inc., a Nevada corporation (the “Company”), and ___________________ (the “Optionee”).  Terms used in this Agreement with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in that certain Stock Option Agreement by and between the Optionee and the Company, dated as of ______________, 20__ (the “Option Agreement”).

RECITALS

WHEREAS, under the Option Agreement and Ener-Core, Inc.’s 2013 Equity Incentive Award Plan (the “Plan”), the Company granted to the Optionee a stock option to purchase ____________________________ (____,000) shares of Common Stock of the Company at an exercise price equal to $0.____ per share (the “Option”);

WHEREAS, the Company and the Optionee desire to cancel the entire Option as it relates to all ____________________________ (____,000) of Common Stock of the Company as of the date hereof (the “Cancellation Date”), so that on and after the Cancellation Date, the entire Option and Option Agreement shall be cancelled and of no further effect; and

WHEREAS, the Company desires to grant the Optionee a new stock option in connection with the cancellation of the Option, which new Stock Option shall be granted to the Optionee and shall be governed by that certain new stock option agreement (the “New Stock Option Agreement”) that the Company and the Optionee shall enter into concurrently herewith.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which are hereby acknowledged as adequate in all respects, the parties to this Agreement agree as follows:

1.          Representations and Warranties. The Optionee represents and warrants to the Company that: (a) Optionee does not hold any option to purchase shares of the Company, or any other equity award based on shares of the Company, other than the Option; (b) Optionee is the sole owner of the Option; (c) prior to the date hereof, Optionee has not transferred or assigned, or purported to transfer or assign, the Option, or the shares subject to such Option; (d) the Option cancelled and terminated hereunder are owned by the Optionee free and clear of all liens, security interests, pledges, encumbrances or liabilities of any nature or kind whatsoever; (e) the Option is in full force and effect, and there are no other oral or written agreements or arrangements concerning such Option; (f) Optionee has had the opportunity to, and to the extent desired to do so, has, consulted with counsel of Optionee’s own selection concerning the substance of this Agreement and the transactions contemplated hereby, including without limitation, the legal, tax and investment consequences thereof; (g) Optionee has full power and authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby; (h) this Agreement constitutes legal, valid, and binding obligation of the Optionee, enforceable against the Optionee in accordance with its terms; (i) Optionee has read and understood this Agreement and is entering into this Agreement voluntarily; and (j) Optionee agrees that this Agreement provides good and valuable consideration for the Optionee’s agreements herein.

2.          Cancellation of Option.  In exchange for the consideration described in Section 3 below, the Optionee hereby agrees that the Option Agreement and the Option granted thereunder shall be cancelled, terminated, and of no further force or effect, effective as of the Cancellation Date, and neither the Company nor the Optionee shall have any further rights or obligations with respect to the Option, the Option Agreement, or with respect to any Common Stock of the Company that could have been purchased upon exercise of the Option under the Option Agreement.

3.          New Option Grant.  In exchange for the Optionee’s agreement to cancel the Option and the Option Agreement, and for the release of claims set forth in Section 4 below, the Company hereby agrees to grant the Optionee, on the Effective Date, an option (the “New Option”) to purchase ____________________________ (____,000) shares of Common Stock of the Company at an exercise price equal to $0.____ per share of the Common Stock, subject to the terms and conditions set forth in that certain New Stock Option Agreement to be entered into concurrently with this Agreement by and between the Company and the Optionee and with such new stock option agreement to include provisions that the New Option shall immediately vest on the date of grant as to 15% of the shares of the Company’s Common Stock underlying such New Option and the vesting for the remainder of the shares of the Company’s Common Stock underlying such New Option to occur ratably over the next 36 months after the date of grant.

4.           Release.

 (a)           Effective as of the Cancellation Date, the Optionee, for the Optionee and the Optionee’s successors and assigns forever, does hereby unconditionally and irrevocably compromise, settle, remise, acquit, and fully and forever release and discharge the Company and its respective successors, assigns, parents, divisions, subsidiaries, and affiliates, and its present and former officers, directors, employees, and agents (collectively, the “Released Parties”) from any and all claims, counterclaims, set-offs, debts, demands, choses in action, obligations, remedies, suits, damages, and liabilities in connection with any rights to acquire securities of the Company pursuant to the Option, the Option Agreement, and the Common Stock of the Company issuable thereunder (collectively, the “Releaser’s Claims”), whether now known or unknown or suspected or claimed, whether arising under common law, in equity, or under statute, which the Optionee or the Optionee’s successors or assigns ever had, now have, or in the future may claim to have against the Released Parties and which may have arisen at any time on or prior to the date hereof; provided, however, that this Section 4 shall not apply to any of the obligations or liabilities of the Released Parties arising under or in connection with this Agreement.

In connection herewith, the Optionee expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of California (or similar laws in other states), if applicable, and does so understanding and acknowledging the significance of such specific waiver of Section 1542, which states as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

  (b)           The Optionee covenants and agrees never to commence, voluntarily aid in any way, prosecute, or cause to be commenced or prosecuted against the Released Parties any action or other proceeding based on any of the released Releaser’s Claims which may have arisen at any time on or prior to the date hereof.

5.           Further Assurances.  Each party to this Agreement agrees that it will perform all such further acts and execute and deliver all such further documents as may be reasonably required in connection with the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement.

6.           Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  If the Optionee is married and the Option to be cancelled hereunder constitutes community property or otherwise needs spousal or other approval for the cancellation to be legal, valid and binding, this Agreement is being contemporaneously herewith executed and delivered by the Optionee’s spouse. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Optionee or the Company or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

7.           Entire Agreement. This Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those made herein.  This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

8.           Amendment and Waiver.  No amendment, waiver or modification of this Agreement shall be valid or binding unless made in writing and duly executed by the party against whom enforcement of any such amendment, waiver or modification is sought and making specific references to this Agreement. No waiver by either party hereto of any provision or condition of this Agreement at any time shall be deemed a waiver of such provision or condition at any prior or subsequent time or of any other provision or condition at the same or any prior or subsequent time.

9.           Notice.  Any and all notices, demands, consents, requests, instructions and other communications (each a “Notice” and collectively the “Notices”) required or permitted hereunder shall be in writing, delivered via nationally recognized overnight courier or by hand-delivery and shall be deemed sufficiently given, received and effective on the earliest of: (a)  the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (b) the date of actual receipt by the party to whom such notice or communication is required or permitted to be given, if such notice or communication is hand-delivered to such party.  “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Nevada are authorized or required by law or other governmental action to close.  If any Notice cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 9), or the refusal to accept same, such Notice shall be deemed received on the second Business Day the notice is sent (as evidenced by a sworn affidavit of the sender).  All such Notices shall be addressed to the Company at its principal executive office and to the Optionee at the address that he most recently provided to the Company.

10.           Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

11.           Governing Law. Any and all matters in dispute between the parties to this Agreement, whether arising from or relating to the Agreement itself, or arising from alleged extra-contractual facts prior to, during, or subsequent to the Agreement, including, without limitation, fraud, misrepresentation, negligence or any other alleged tort or violation of the contract, shall be governed by, construed, and enforced in accordance with the laws of the State of Nevada, regardless of the legal theory upon which such matter is asserted and without regard to its conflicts of laws principles.

12.           Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

13.           Taxation. The Optionee shall be solely responsible for any personal tax consequences arising from this Agreement and the holding and cancellation of the Option.

14.           Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

15.           Acknowledgment.  Optionee acknowledges that the Option, whether vested or unvested, shall be cancelled, and upon cancellation, Optionee shall forfeit any and all rights in connection with the Option, and all agreements, rights, covenants and obligations under any stock option agreement, employment agreement, or any other agreement relating to the Option shall terminate with respect to Optionee and the Company.

[Remainder of page intentionally left blank.  Signatures page follows.]

IN WITNESS WHEREOF, the Company and the Optionee have each executed this Agreement as of the date and year first above written.

OPTIONEE:	ENER-CORE, INC.

By:
Signature	Name:
Title:

Print Name:

Spouse Signature 1

Print Name

Residence Address:

[Signature Page to Stock Option Cancellation Agreement]

1 A spouse’s consent is required only if the Optionee’s state of residence is one of the following community property states: Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington or Wisconsin.